Exhibit 99.1

Acacia Research Reports First Quarter 2024 Financial Results

Company Continues to Advance Capital Allocation Strategy
New York, NY, May 9, 2024 - Acacia Research Corporation (Nasdaq: ACTG) (“Acacia” or the “Company”) today reported financial results for the three months ended March 31, 2024.
Martin (“MJ”) D. McNulty, Jr., Chief Executive Officer, stated, “With the establishment of our strategic partnership with Benchmark Energy, and through its most recent acquisition, we have significantly diversified our portfolio and created a new value-creation platform in the Oil and Gas space. The recent sale of our Arix position completes the divestment of all public life science assets, significantly expanding our capital base which we continue to reallocate into new opportunities.”

“Our opportunity set is broad and includes investing in our existing businesses to continue to drive free cash flow, which has increased significantly over the last two quarters, and evaluate other operating companies for potential M&A,” continued Mr. McNulty. “We have a strong capital base, including approximately $400 million in cash and marketable securities as of today, which is net of cash deployed in connection with Benchmark’s recent acquisition. Going forward, Acacia is well positioned to execute on our priorities with an overarching goal of increasing our book value per share.”
Key Business Highlights
•Our book value per share at March 31, 2024 was $5.89 compared to $5.90 per share at December 31, 2023. Excluding the impact of the additional accrual of $6.2 million related to the AIP Matter (as defined below), our book value per share at March 31, 2024 would have been $5.95 per share.
•Generated $24.3 million in consolidated revenue for the quarter compared to $14.8 million in revenue in the first quarter of 2023, including $13.6 million in license fee revenue from the Company’s intellectual property operations.
•GAAP net loss of $0.2 million, or $0.00 per share, for the quarter. Excluding the additional accrual related to the AIP Matter, which represented $0.06 per share, earnings per share for the first quarter of 2024 would have been $0.06.
•Completed the sale of Acacia’s shares of Arix Bioscience Plc for a cash purchase price of $57.1 million (which represents a purchase price of 1.43 British pounds (or GBP) per share, based on the exchange rate on the date that the parties agreed to the purchase price) moving our previously reported unrealized gain of $28.6 million to a realized gain of $28.6 million.
•Recorded an additional $2.2 million of net realized and unrealized gains during the quarter.
•Subsequent to the end of the quarter on April 15, Benchmark completed the acquisition of certain upstream assets and related facilities in Texas and Oklahoma from a private seller expanding the portfolio of Benchmark by adding approximately 140,000 net acres and approximately 470 operated producing wells in the prolific Western Anadarko Basin throughout the Texas Panhandle and Western Oklahoma.
•Benchmark generated approximately $1.9 million in revenue in the first quarter, which does not reflect revenue in connection with Benchmark’s first acquisition following Acacia’s initial investment, which closed on April 15 (i.e., post quarter-end).

First Quarter Financial Highlights
(In millions, except per share data)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Intellectual property operations	$13.6	$4.2
Industrial operations	8.8	10.6
Energy operations	1.9	—
Total revenues	$24.3	$14.8
Operating loss	$(2.1)	$(9.3)
Unrealized (losses) gains[1]	$(26.7)	$3.3
Realized gains (losses)	$28.9	$(1.4)
Legal liability fee	$(6.2)	$—
Non-cash derivative liability gains[2]	$—	$16.7
GAAP Net (loss) income	$(0.2)	$9.4
GAAP Diluted net loss per share	$—	$(0.07)

[1] Unrealized gains and (losses) are related to the change in fair value of equity securities as of the end of the reported period and the reversal of the previously recorded unrealized gain on the Arix Bioscience Plc. for a realized gain.

[2] The non-cash derivative liability gains and (losses) are related to the change in fair value of Acacia’s Series A and B warrants and embedded derivatives and gains and (losses) from the exercise of warrants.

First Quarter 2024 Financial Summary:
•Total revenues were $24.3 million, compared to $14.8 million in the same quarter last year.
◦The Intellectual Property business generated $13.6 million in licensing and other revenue during the quarter, compared to $4.2 million in the same quarter last year.
◦Printronix generated $8.8 million in revenue during the quarter, compared to $10.6 million in the same quarter last year.
◦Benchmark generated $1.9 million in revenue in the quarter, and there was no comparable revenue in the same quarter last year as the acquisition of Benchmark closed on November 13, 2023.
•General and administrative expenses were $12.4 million, compared to $12.0 million in the same quarter of last year, with the increase primarily attributable to variable performance-based compensation costs for the Intellectual Property segment partially offset by a decrease in parent legal fees and a decrease in industrial segment G&A.
•Operating loss of $2.1 million, compared to loss of $9.3 million in the same quarter of last year, with the decrease due to higher revenues generated.
◦Printronix contributed $1.2 million in operating income which included $0.7 million of non-cash depreciation and amortization expense.
◦Benchmark contributed $0.2 million in operating income, which included $0.4 million of non-cash depreciation, depletion and amortization expense, and does not reflect $0.8 million of realized derivatives gain. Such income does not reflect revenue in connection with Benchmark’s first acquisition following Acacia’s initial investment, which closed on April 15 (i.e., post quarter-end).
•In February 2017, AIP Operation LLC, or AIP, an indirect subsidiary of the Company, adopted a Profits Interests Plan that granted a profit interest in Veritone 10% Warrants held by AIP to certain members of management and the Board of Directors of the Company as compensation for services rendered. Those members of management and the Board separated from Acacia in 2018 and 2019 and the Veritone 10% Warrants were exercised in 2020 and 2021. In the quarter ending March 31, 2024, we accrued for a potential legal liability of $6.2 million in connection with an ongoing matter involving those former executives’ separation from Acacia and their related profit interests under the Profits Interests Plan (the “AIP Matter”), representing $0.06 per share, which is incremental to $2.3 million that was expensed in prior periods. Such accrued amount is an estimate based on best available information to the Company.
•GAAP net loss of $0.2 million, or $0.00 per diluted share, compared to GAAP net income of $9.4 million, or $(0.07) diluted net loss per share, in the first quarter of last year.
◦Net income included $26.7 million in unrealized loss related to the reversal of the unrealized gains previously recorded for Arix shares sold in January 2024 and the corresponding realized gain for the sale.

◦The first quarter included $2.3 million in non-recurring general and administrative charges.
◦Excluding the impact of the additional accrual relating to the AIP Matter, which represented $0.06 per share, our earnings per share for the first quarter of 2024 would be $0.06.
Life Sciences Portfolio
Acacia has generated $564.1 million in proceeds from sales and royalties of the Life Sciences Portfolio, which was purchased for an aggregate price of $301.4 million in 2020. At the end of the first quarter, the remaining positions in the Life Sciences Portfolio represented $25.7 million in book value:
•On January 19, 2024, the Company completed its sale of Arix shares, for an aggregate price of $57.1 million. Following the completion of the share sale, the Company and its subsidiaries no longer own any shares of Arix, and have sold all of their interests in all public life science entities.
•Acacia holds interests in three private companies, valued at an aggregate of $25.7 million, net of non-controlling interest, including an approximately 26% interest in Viamet Pharmaceuticals, Inc., an approximately 18% interest in AMO Pharma, Ltd., and an approximately 4% interest in NovaBiotics Ltd. Values are based on cost or equity accounting.
Balance Sheet and Capital Structure
•Cash, cash equivalents and equity investments measured at fair value totaled $461.7 million at March 31, 2024 compared to $403.2 million at December 31, 2023. The increase in cash was primarily due to timing of payments received from licensees.
•Equity securities without readily determinable fair value totaled $5.8 million at March 31, 2024, which amount was unchanged from December 31, 2023.
•Investment securities representing equity method investments totaled $19.9 million at March 31, 2024 (net of noncontrolling interests), which amount was unchanged from December 31, 2023. Acacia owns 64% of MalinJ1, which results in a 26% indirect ownership stake in Viamet Pharmaceuticals, Inc. for Acacia.
•The parent company’s total indebtedness was zero at March 31, 2024. On a consolidated basis, Acacia’s total indebtedness was $13.0 million in non-recourse debt at Benchmark as of March 31, 2024.
Book Value as of March 31, 2024
At March 31, 2024, book value was $589.6 million and there were 100.0 million shares of common stock outstanding, for a book value per share of $5.89. Excluding the impact of the additional accrual of $6.2 million related to the AIP Matter, our book value per share at March 31, 2024 would have been $5.95 per share.
Investor Conference Call
The Company will host a conference call today, May 9, 2024 at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time).
To access the live call, please dial 888-506-0062 (U.S. and Canada) or 973-528-0011 (international) and if requested, reference conference ID 136343. The conference call will also be simultaneously webcasted on the investor relations section of the Company’s website at http://www.acaciaresearch.com under Events & Presentations. Following the conclusion of the live call, a replay of the webcast will be available on the Company's website for at least 30 days.
About the Company
Acacia is a publicly traded (Nasdaq: ACTG) company that is focused on acquiring and operating attractive businesses across the industrial, healthcare, energy, and mature technology sectors where it believes it can leverage its expertise, significant capital base, and deep industry relationships to drive value. Acacia evaluates opportunities based on the attractiveness of the underlying cash flows, without regard to a specific investment horizon. Acacia operates its businesses based on three key principles of people, process and performance and has built a management team with demonstrated expertise in research, transactions and execution, and operations and management. Additional information about Acacia and its subsidiaries is available at www.acaciaresearch.com.
Safe Harbor Statement
This news release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based upon the Company’s current expectations and speak only as of the date hereof. This news release attempts to identify forward-looking statements by using words such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,”

“will,” or other forms of these words or similar words or expressions or the negative thereof, although not all forward-looking statements contain these terms. The Company’s actual results may differ materially and adversely from those expressed or implied in any forward-looking statements as a result of various factors and uncertainties, including the Company’s ability to successfully implement its strategic plan, changes to the Company’s relationship and arrangements with Starboard Value LP, the Company’s ability to successfully identify and complete strategic acquisitions of businesses, divisions, and/or assets, the performance of businesses, divisions, and/or assets the Company acquires, the ability to successfully develop licensing programs and attract new business, changes in demand for current and future intellectual property rights, legislative, regulatory and competitive developments addressing licensing and enforcement of patents and/or intellectual property in general, the decrease in demand for Printronix' products, Benchmark’s ability to execute on its business strategy, risks relating to price and other fluctuations in the oil and gas market, environmental liability risk, regulatory changes related to the oil and gas industry, other risks inherent in the ownership and operation of oil and gas assets, general economic conditions, and the success of the Company’s investments. The Company’s Annual Report on Form 10-K, and other SEC filings discuss these and other important risks and uncertainties that may materially affect the Company’s business, results of operations and financial condition. In addition, actual results may differ materially as a result of additional risks and uncertainties of which the Company is currently unaware or which the Company does not currently view as material. Except as otherwise required by applicable law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.
The results achieved by the Company in prior periods are not necessarily indicative of the results to be achieved by us in any subsequent periods. It is currently anticipated that the Company’s financial results will vary, and may vary significantly, from quarter to quarter.
Investor Contact:
FNK IR
Rob Fink, 646-809-4048
rob@fnkir.com

ACACIA RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)

	March 31, 2024	December 31, 2023
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$438,762	$340,091
Equity securities	22,918	63,068
Equity securities without readily determinable fair value	5,816	5,816
Equity method investments	30,934	30,934
Accounts receivable, net	15,372	80,555
Inventories	9,880	10,921
Prepaid expenses and other current assets	29,465	23,127
Total current assets	553,147	554,512

Property, plant and equipment, net	2,090	2,356
Oil and natural gas properties, net	24,952	25,117
Goodwill	8,990	8,990
Other intangible assets, net	29,690	33,556
Operating lease, right-of-use assets	1,717	1,872
Deferred income tax assets, net	6,567	2,915
Other non-current assets	4,572	4,227
Total assets	$631,725	$633,545

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$4,702	$3,261
Accrued expenses and other current liabilities	3,990	8,405
Accrued compensation	4,624	4,207
Royalties and contingent legal fees payable	3,011	10,786
Deferred revenue	1,069	977
Accrued loss contingency	8,450	—
Total current liabilities	25,846	27,636

Deferred revenue, net of current portion	356	458
Long-term lease liabilities	1,477	1,736
Revolving credit facility	13,025	10,525
Other long-term liabilities	1,417	3,581
Total liabilities	42,121	43,936

Commitments and contingencies

Stockholders' equity:
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, par value $0.001 per share; 300,000,000 shares authorized; 100,021,951 and 99,895,473 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	100	100
Treasury stock, at cost, 16,183,703 shares as of March 31, 2024 and December 31, 2023	(98,258)	(98,258)
Additional paid-in capital	906,337	906,153
Accumulated deficit	(239,915)	(239,729)
Total Acacia Research Corporation stockholders' equity	568,264	568,266

Noncontrolling interests	21,340	21,343

Total stockholders' equity	589,604	589,609

Total liabilities and stockholders' equity	$631,725	$633,545

ACACIA RESEARCH CORPORATION
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)

	Three Months Ended March 31,
	2024	2023

Revenues:
Intellectual property operations	$13,623	$4,176
Industrial operations	8,841	10,627
Energy operations	1,856	—
Total revenues	24,320	14,803

Costs and expenses:
Cost of revenues - intellectual property operations	7,001	4,738
Cost of revenues - industrial operations	4,049	5,220
Cost of production - energy operations	1,315	—
Engineering and development expenses - industrial operations	134	216
Sales and marketing expenses - industrial operations	1,555	1,913
General and administrative expenses	12,353	12,040
Total costs and expenses	26,407	24,127
Operating loss	(2,087)	(9,324)

Other income (expense):
Equity securities investments:
Change in fair value of equity securities	(26,701)	3,343
Gain (loss) on sale of equity securities	28,861	(1,361)
Earnings on equity investment in joint venture	—	—
Net realized and unrealized gain	2,160	1,982
Legal liability fee	(6,243)	—
Change in fair value of the Series B warrants and embedded derivatives	—	16,651
(Loss) gain on foreign currency exchange	(18)	80
Interest expense on Senior Secured Notes	—	(900)
Interest income and other, net	4,890	3,441
Total other income	789	21,254

(Loss) income before income taxes	(1,298)	11,930

Income tax benefit (expense)	1,109	(2,483)

Net (loss) income including noncontrolling interests in subsidiaries	(189)	9,447

Net loss attributable to noncontrolling interests in subsidiaries	3	—

Net (loss) income attributable to Acacia Research Corporation	$(186)	$9,447

(Loss) income per share:
Net (loss) income attributable to common stockholders - Basic	$(186)	$5,958
Weighted average number of shares outstanding - Basic	99,745,905	47,971,931
Basic net income per common share	$0.00	$0.12
Net loss attributable to common stockholders - Diluted	$(186)	$(6,496)
Weighted average number of shares outstanding - Diluted	99,745,905	89,067,821
Diluted net loss per common share	$0.00	$(0.07)